Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 7, 2018, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2018

EnerSys Reports Third Quarter Fiscal 2018 Results
Reading, PA, USA, February 7, 2018 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2018, which ended on December 31, 2017.

Net loss attributable to EnerSys stockholders (“Net loss”) for the third quarter of fiscal 2018 was $25.8 million, or $0.61 loss per basic and diluted share, which included an unfavorable highlighted net of tax impact of $79.1 million or $1.86 per share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $79.1 million net of tax impact includes an estimated net tax expense of $77.3 million comprised of a one-time transition tax of $94.0 million, a tax benefit related to the remeasurement of U.S. deferred taxes of $14.7 million, and a tax benefit of $2.0 million related to the reduction of the fiscal 2018 federal tax rate to 31.5%, on account of the recently enacted Tax Cuts and Jobs Act (“Tax Act”).

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2017 were $36.2 million, or $0.82 per diluted share, which included an unfavorable highlighted net of tax impact of $15.8 million or $0.36 per share from cash and non-cash charges and credits from highlighted items described in further detail in the tables shown below.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2018, on a non-GAAP basis, were $1.25, which exceeded the guidance of $1.12 to $1.16 per diluted share given by the Company on November 8, 2017. These earnings compare to the prior year third quarter adjusted Net earnings of $1.18 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and nine months ended December 31, 2017 and January 1, 2017.

Net sales for the third quarter of fiscal 2018 were $658.9 million, an increase of 17% from the prior year third quarter net sales of $563.7 million and a 7% sequential quarterly increase from the second quarter of fiscal 2018 net sales of $617.3 million. The increase in the current quarter compared to the prior year quarter was the result of an 8% increase in organic volume, a 5% increase in foreign currency translation impact and a 4% increase in pricing. The 7% sequential quarterly increase was primarily due to organic volume.

The Company’s operating results for its business segments for the third quarters of fiscal 2018 and 2017 are as follows:

	Quarter ended
	($ millions)
	December 31, 2017	January 1, 2017
Net sales by segment
Americas	$353.2	$314.0
EMEA	224.9	186.1
Asia	80.8	63.6

Total net sales	$658.9	$563.7

Operating earnings
Americas	$43.7	$44.8
EMEA	24.0	20.5
Asia	3.3	4.0
Inventory adjustment relating to exit activities - EMEA	—	0.5
Restructuring charges - Americas	(1.0)	—
Restructuring and other exit charges (credits) - EMEA	(0.8)	1.2
Competition investigations and related legal charges - EMEA	—	(17.0)
ERP system implementation - Americas	(0.5)	(0.6)
Deferred purchase consideration - Americas	—	1.9
Acquisition activity expense - Americas	(0.1)	(0.1)
Acquisition activity expense - EMEA	(0.2)	(0.1)

Total operating earnings	$68.4	$55.1
EMEA - Europe, Middle East and Africa

Net earnings for the nine months of fiscal 2018 were $65.6 million, or $1.51 per diluted share, which included an unfavorable net of tax impact of $82.4 million or $1.90 per share from cash and non-cash charges from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $82.4 million net of tax impact includes an estimated net tax expense of $77.3 million comprised of a one-time transition tax of $94.0 million, a tax benefit related to the remeasurement of U.S. deferred taxes of $14.7 million, and a tax benefit of $2.0 million related to the reduction of the fiscal 2018 federal tax rate to 31.5%, on account of the recently enacted Tax Act.

Net earnings for the nine months of fiscal 2017 were $126.4 million, or $2.88 per diluted share, which included an unfavorable net of tax impact of $26.1 million or $0.59 per share from cash and non-cash charges and credits from highlighted items described in further detail in the tables shown below.

Adjusted Net earnings for the nine months of fiscal 2018, on a non-GAAP basis, were $3.41 per diluted share. This compares to the prior year nine months adjusted Net earnings of $3.47 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2018 were $1,898.8 million, an increase of 9% from the net sales of $1,740.3 million in the comparable period in fiscal 2017. This increase was the result of a 4% increase in pricing, a 3% increase in organic volume and a 2% increase in foreign currency translation impact.

The Company's operating results for its business segments for the nine months of fiscal years 2018 and 2017 are as follows:

	Nine months ended
	($ millions)
	December 31, 2017	January 1, 2017
Net sales by segment
Americas	$1,049.3	$968.5
EMEA	621.9	563.8
Asia	227.6	208.0

Total net sales	$1,898.8	$1,740.3

Operating earnings
Americas	$143.1	$145.8
EMEA	55.4	57.3
Asia	10.7	11.8
Restructuring charges - Americas	(1.3)	(0.9)
Inventory adjustment relating to exit activities - EMEA	—	(2.1)
Restructuring and other exit charges (credits) - EMEA	(3.1)	(3.7)
Restructuring charges - Asia	—	(0.4)
Competition investigations and related legal charges - EMEA	—	(17.0)
ERP system implementation - Americas	(2.1)	(8.3)
Deferred purchase consideration - Americas	—	1.9
Acquisition activity expense - Americas	(0.2)	(0.2)
Acquisition activity expense - EMEA	(0.5)	(0.2)

Total operating earnings	$202.0	$184.0
EMEA - Europe, Middle East and Africa

“I am pleased with our third quarter performance and specifically with our EMEA region for exceeding 10% operating earnings this quarter,” stated David M. Shaffer, President and Chief Executive Officer of EnerSys. “Commodities, especially lead, continue to rise steadily with our price recovery efforts offsetting approximately 70% of the costs. We have not yet been able to fully recover commodity costs so far this year. However, we remain confident in our ability to reach this goal once lead stabilizes. We are also continuing to invest heavily into our new product roadmap and Digital Core as detailed at our recent Investor Day. Despite these significant pressures, the team delivered additional volume and costs savings to help drive a marked sequential improvement. Our fourth quarter guidance for non-GAAP adjusted net earnings per diluted share is $1.20 to $1.24, which excludes an expected charge of $0.05 from our ongoing restructuring programs, ERP system implementation and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings or Net loss,” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes including those related to the adoption of the Tax Cuts and Jobs Act. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	December 31, 2017		January 1, 2017
Net Earnings reconciliation
As reported Net (Loss) Earnings	$(25.8)		$36.2
Non-GAAP adjustments:
Restructuring charges (credits)	1.8	(1)	(1.7)	(1)
Legal proceedings charge	—		17.0	(2)
ERP system implementation	0.5	(3)	0.6	(3)
Deferred purchase consideration	—		(1.9)	(4)
Acquisition activity expense	0.3	(5)	0.2	(5)
Income tax effect of above non-GAAP adjustments	(0.8)		0.3
Tax Act *	77.3		—
Non-controlling partner's share of restructuring and exit charges - EMEA - South Africa joint venture	—		1.3
Non-GAAP adjusted Net Earnings	$53.3		$52.0

Outstanding shares used in Non-GAAP adjusted Net Earnings per share calculations
Basic
Diluted	42,125,745		43,429,525
	42,547,343		44,049,674
Outstanding shares used in Reported Net Earnings per share calculations
Basic	42,125,745		43,429,525
Diluted	42,125,745		44,049,674

Non-GAAP adjusted Net Earnings per share:
Basic	$1.27		$1.20
Diluted	$1.25		$1.18

Reported Net (Loss) Earnings per share:
Basic	$(0.61)		$0.83
Diluted	$(0.61)		$0.82
Dividends per common share	$0.175		$0.175

EMEA - Europe, Middle East and Africa
The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)	($ millions)
	December 31, 2017	January 1, 2017
	Pre-tax	Pre-tax
(1) Restructuring charges - Americas	$1.0	$—
(1) Inventory adjustment relating to exit activities - EMEA - (South Africa joint venture)	—	(0.5)
(1) Restructuring and other exit charges (credits) - EMEA	0.8	(1.2)
(2) Competition investigations and related legal charges - EMEA	—	17.0
(3) ERP system implementation - Americas	0.5	0.6
(4) Deferred purchase consideration - Americas	—	(1.9)
(5) Acquisition activity expense - Americas	0.1	0.1
(5) Acquisition activity expense - EMEA	0.2	0.1
Total Non-GAAP adjustments	$2.6	$14.2

* See Income Taxes in Note 5 to the Condensed Consolidated Financial Statements on Form 10-Q for the quarterly period ended
December 31, 2017.

	Nine months ended
	(in millions, except share and per share amounts)
	December 31, 2017		January 1, 2017
Net Earnings reconciliation
As reported Net Earnings	$65.6		$126.4
Non-GAAP adjustments:
Restructuring charges	4.4	(1)	7.1	(1)
Legal proceedings charge	—		17.0	(2)
ERP system implementation	2.1	(2)	8.3	(3)
Deferred purchase consideration	—		(1.9)	(4)
Acquisition activity expense	0.7	(5)	0.4	(5)
Income tax effect of above non-GAAP adjustments	(2.1)		(3.5)
Tax Act *	77.3		—
Non-controlling partner's share of restructuring and exit charges - EMEA - South Africa joint venture	—		(1.3)
Non-GAAP adjusted Net Earnings	$148.0		$152.5

Outstanding shares used in Non-GAAP adjusted Net Earnings per share calculations
Basic	42,837,986		43,375,474
Diluted	43,345,926		43,943,010

Outstanding shares used in Reported Net Earnings per share calculations
Basic	42,837,986		43,375,474
Diluted	43,345,926		43,943,010

Non-GAAP adjusted Net Earnings per share:
Basic	$3.45		$3.52
Diluted	$3.41		$3.47

Reported Net Earnings per share:
Basic	$1.53		$2.92
Diluted	$1.51		$2.88
Dividends per common share	$0.525		$0.525

EMEA - Europe, Middle East and Africa
The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Nine months ended
	($ millions)	($ millions)
	December 31, 2017	January 1, 2017
	Pre-tax	Pre-tax
(1) Restructuring charges - Americas	$1.3	$0.9
(1) Inventory adjustment relating to exit activities - EMEA - (South Africa joint venture)	—	2.1
(1) Restructuring and other exit charges - EMEA	3.1	3.7
(1) Restructuring charges - Asia	—	0.4
(2) Competition investigations and related legal charges - EMEA	—	17.0
(3) ERP system implementation - Americas	2.1	8.3
(4) Deferred purchase consideration - Americas	—	(1.9)
(5) Acquisition activity expense - Americas	0.2	0.2
(5) Acquisition activity expense - EMEA	0.5	0.2
Total Non-GAAP adjustments	$7.2	$30.9

* See Income Taxes in Note 5 to the Condensed Consolidated Financial Statements on Form 10-Q for the quarterly period ended
December 31, 2017.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	December 31, 2017	January 1, 2017
Net sales	$658.9	$563.7
Gross profit	166.9	155.9
Operating expenses	96.7	85.0
Restructuring charges and other exit charges (credits)	1.8	(1.2)
Legal proceedings charge	—	17.0
Operating earnings	68.4	55.1
Earnings before income taxes	62.5	50.6
Income tax expense	88.3	13.5
Net (loss) earnings attributable to EnerSys stockholders	$(25.8)	$36.2

Net reported (loss) earnings per common share attributable to EnerSys stockholders:
Basic	$(0.61)	$0.83
Diluted	$(0.61)	$0.82
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported (loss) earnings per share calculations:
Basic	42,125,745	43,429,525
Diluted	42,125,745	44,049,674

	Nine months ended
	December 31, 2017	January 1, 2017
Net sales	$1,898.8	$1,740.3
Gross profit	489.9	483.5
Operating expenses	283.5	277.5
Restructuring charges and other exit charges (credits)	4.4	5.0
Legal proceedings charge	—	17.0
Operating earnings	202.0	184.0
Earnings before income taxes	178.6	167.6
Income tax expense	112.9	43.1
Net earnings attributable to EnerSys stockholders	$65.6	$126.4

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.53	$2.92
Diluted	$1.51	$2.88
Dividends per common share	$0.525	$0.525
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,837,986	43,375,474
Diluted	43,345,926	43,943,010

EnerSys also announced that it will host a conference call to discuss the Company's third quarter fiscal year 2018 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 8, 2018 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, February 8, 2018
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	4499229

A replay of the conference call will be available from 12:00 p.m. on February 8, 2018 through midnight on March 10, 2018.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	4499229

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2017. No undue reliance should be placed on any forward-looking statements.